UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

EVANS BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54995	46-3031328
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3815 S. Main Street, Santa Ana, CA	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 708-0082

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On July 11, 2016, Evans Brewing Company, Inc. (the “Company”) held its 2016 annual meeting of stockholders. The following proposals were approved according to the following final voting results:

1.	To elect the following individuals to serve as directors until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified:

Director Candidate	For	Withheld	Broker Non-Votes

Michael J. Rapport	4,071,618	4,100	73.312
Evan Rapport	4,071,618	4,100	73.312
Roy Roberson	4,073,718	2,000	73.312
Mark Lamb	4,073,718	2,300	73.312
Joe Ryan	4,073,718	2,300	73.312
Kenneth Wiedrich	4,073,718	2,300	73.312

2.	To approve on an advisory basis the compensation of the Company’s named executive officers:

For	4,063,541
Against	8,877
Abstain	3,300
Broker Non-Votes	73,312

3.	To approve, on an advisory basis, the frequency of conducting future stockholder advisory votes on named executive officer compensation:

One Year	17,577
Two Years	23,150
Three Years	4,034,991
Broker Non-Votes	73,312

4.	To ratify the appointment of Keene Ruan, CPA, PC as the Company’s independent registered public accounting firm for 2016:

For	4,146,430
Against	300
Abstain	2,300
Broker Non-Votes	--

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS BREWING COMPANY, INC.
(Registrant)

Dated: July 11, 2016	/s/ MICHAEL J. RAPPORT
Michael J. Rapport, Chief Executive Officer

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